Exhibit 10.3

FORM OF COMPANY LOCK-UP AGREEMENT

THIS COMPANY LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of October [●], 2024 between [●], a [●] (the “Stockholder”) and [Verde Bioresins, Corp.], a Delaware corporation (the “Company”). The Stockholder and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company, Verde Bioresins, Inc., a Delaware corporation (“Verde”), Nxu Merger Sub, Inc., a Delaware corporation and Nxu Merger Sub, LLC, a Delaware limited liability company, entered into that certain Agreement and Plan of Merger, dated as of October 23, 2024 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates that the Stockholder will receive a number of shares of Acquiror Common Stock at Closing (such shares, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Lock-Up Shares”); and

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement, pursuant to which the Lock-Up Shares shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	For purposes of this Agreement:

a.       the term “Closing” has the meaning given to it in the Merger Agreement;

b.       the term “Initial Lock-Up Period” means the period beginning on the Closing Date and ending 180 days thereafter;

c.       the term “Lock-Up Period” means, jointly, the Initial Lock-Up Period and the Second Lock-Up Period;

d.       the term “Permitted Transferees” means any Person to whom the Stockholder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(a);

e.       the term “Second Lock-Up Period” means the twenty-four (24) month period following the Initial Lock-Up Period; and

f.       the term “Transfer” shall mean the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

2.	Lock-Up Provisions.

a.       Notwithstanding the provisions set forth in Section 2(b) and Section 2(c), below, the Stockholder or its Permitted Transferees may Transfer the Lock-Up Shares:

i.       during the Lock-Up Period (i) to its officers or directors, (ii) to any Affiliates of the Stockholder; (iii) in respect of (i) or (ii), in the case of an individual, by bona fide gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is the Stockholder, a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in respect of (i), (ii) or (iii), in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; or (v) in the case an individual, pursuant to a domestic order or a negotiated divorce settlement, in each case, subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder; and

ii.       following such time that the Company completes any liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all stockholders of the Surviving Corporation having the right to exchange their shares for cash, securities or other property.

b.       The Stockholder hereby agrees that, during the Initial Lock-Up Period, other than as permitted in Section 2(a) hereof, it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares.

c.       The Stockholder hereby agrees that, during the Second Lock-Up Period, other than as permitted in Section 2(a) hereof, it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares representing more than five percent (5%) of the aggregate Lock-Up Shares in any calendar month.

d.       If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 2, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares (and any Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

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e.       During the Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF OCTOBER [●], 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

For the avoidance of any doubt, the Stockholder shall retain all of its rights as a stockholder of the Company with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3.	Miscellaneous.

a.       Effective Date. Section 1 of this Agreement shall become effective at the Effective Time.

b.       Termination of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

c.       Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day (as defined in the Merger Agreement) following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (d) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or electronic mail addresses set forth below (or to such other addresses or electronic mail addresses as a party may designate by notice to the other parties in accordance with this Section 3(c)):

If to Company, to: [ ● ]

With a copy to (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP

2600 El Camino Real, Suite 400

Palo Alto, CA 94306

Attn: Daniel Zimmermann

E-mail: Daniel.Zimmermann@wilmerhale.com

If to the Stockholder, to: [ ● ]	With a copy to (which shall not constitute notice): [ ● ]

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d.       Incorporation by Reference. Sections 1.02 (Construction) 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; Waiver of Trial by Jury) and 11.13 (Enforcement) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

e.       Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (i) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (ii) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (iii) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Stockholder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Stockholder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

[●]

By:
Name:
Title:

THE COMPANY:

[VERDE BIORESINS, CORP.]

[●]

By:
Name:
Title:

[Signature Page to Company Lock-Up Agreement]